Exhibit 10.39

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of January 19, 2017 (this “Amendment”), is entered into by and among COGINT, INC. (f/k/a IDI, Inc)., a Delaware corporation, as Parent, FLUENT, LLC, a Delaware limited liability company (“Borrower”), the other Borrower Parties party hereto, WHITEHORSE FINANCE, INC., as Administrative Agent (in such capacity, together with its successors and assigns, “Administrative Agent”), WHITEHORSE FINANCE CREDIT I, LLC, WHITEHORSE SMA FUNDING I, LLC and H.I.G. WHITEHORSE SMA ABF, L.P. (collectively, the “Existing Lenders”) and WHITEHORSE ONSHORE CREDIT OPPORTUNITIES I, LLC and H.I.G. WHITEHORSE TRINITY CREDIT, LLC (collectively, the “New Lenders”).  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as defined below), including the definitions added thereto pursuant to this Amendment.

WITNESSETH:

WHEREAS, Borrower, the other Borrower Parties, Administrative Agent and the Existing Lenders are party to that certain Credit Agreement, dated as of December 8, 2015, as amended by that certain Limited Consent and Amendment No. 1 to Credit Agreement, dated June 8, 2016, and that certain Limited Consent and Amendment No. 2 to Credit Agreement, dated September 30, 2016 (the “Credit Agreement”);

WHEREAS, the Borrower has requested that the New Lenders become “Lenders” under and as defined in the Credit Agreement and make incremental term loans to Borrower;

WHEREAS, the Borrower has requested that the Administrative Agent and the Existing Lenders agree to certain amendments to the Credit Agreement;

WHEREAS, the New Lenders have agreed to join the Credit Agreement as Lenders and to make incremental term loans to Borrower, and the Administrative Agent and the Existing Lenders have agreed to so amend the Credit Agreement, in each case upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Borrower has requested that the Administrative Agent and Lenders consent to the joinder to the Credit Agreement of (i) IDI Verified, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Parent, and (ii) each of HVGUS, LLC, Inbox Pal, LLC, Find Dream Schools, LLC and Big Push Media, LLC, each a Delaware limited liability company and a wholly owned direct subsidiary of the Borrower, in each case formed after the Agreement Date and prior to the Third Amendment Effective Date, pursuant to certain joinders and supplements to the Loan Documents in form and substance acceptable to the Administrative Agent at such time as required hereby (collectively, the “Joinders and Supplements”).

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.Joinder of New Lenders.  Each New Lender hereby (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and make an Original Incremental Term Loan, have been made available to such New Lender by the Administrative Agent; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable Loan Documents, including this Amendment; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that, upon the Third Amendment Effective Date, such New Lender shall be a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

SECTION 2.Limited Consent.  Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, and in reliance on the representations, warranties, covenants and other agreements of the Borrower Parties contained herein, the Administrative Agent and the Lenders party hereto hereby consent to the execution and delivery of the Joinders and Supplements as and when made, provided the same are executed and delivered by the Borrower Parties to Administrative Agent not later than January 31, 2017 (or such later date as approved by Administrative Agent in its sole discretion), and in such case, the same shall be permitted to be delivered under the Credit Agreement as and when delivered.  This consent relates only to the specific matters covered herein, and shall not be considered to create a course of dealing or to otherwise obligate any Lender to execute similar amendments under the same or similar circumstances in the future.

SECTION 3.Amendments to Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, and in reliance on the representations, warranties, covenants and other agreements of the Borrower Parties contained herein:

(a)Section 1.1 of the Credit Agreement is hereby amended by inserting, in its appropriate alphabetical order, the following new defined terms:

“Actual Combined ECF” shall mean, for any fiscal period, the cumulative amount of Excess Cash Flow of Borrower, Q Interactive and their respective Subsidiaries for such period.

“Additional Incremental Term Loan” shall mean the loans issued pursuant to Section 2.1(c) hereof.  For the avoidance of doubt, once issued, all Additional Incremental Term Loans shall become Term Loans for purposes of this Agreement.

“Additional Incremental Term Loan Commitment” shall have the meaning specified in Section 2.1(c).

“Change In Control Refinancing” shall mean the repayment in full of the Obligations in connection with a Change In Control.

“Original Incremental Closing Date” shall mean the date on which the Original Incremental Term Loan shall be made.

“Original Incremental Commitment Ratio” shall mean, with respect to any Lender, the ratio, expressed as a percentage, of (a) the outstanding amount of the Original Incremental Term Loan Commitment held by such Lender, divided by (b) the aggregate outstanding amounts of Original Incremental Term Loan Commitments held by all Lenders, which Original Incremental Commitment Ratios, as of the Third Amendment Effective Date, are set forth on Schedule 2.1(b).

“Original Incremental MW Period” shall have the meaning specified in Section 2.4(a)(ii)(A).

“Original Incremental Term Loans” shall mean the loans issued pursuant to Section 2.1(b) hereof.  For the avoidance of doubt, once issued, except as otherwise expressly specified in Section 2.4(a), all Original Incremental Term Loans shall become Term Loans for purposes of this Agreement.

“Original Incremental Term Loan Commitment” shall mean the several obligations of the Lenders to advance the sum of $15,000,000 on the Original Incremental Closing Date in accordance with their respective Original Incremental Commitment Ratios to the Borrower pursuant to the terms of this Agreement.

“Projected Fluent Cumulative ECF” shall mean the projected cumulative cash flow of Borrower and its Subsidiaries, as reflected on Schedule 1.1(b).

“Q Interactive” shall mean Q Interactive, LLC, a Delaware limited liability company.

“Q Interactive Operations Transfer” shall mean the contribution by Parent to Borrower of all of the Equity Interests of Q Interactive on terms and pursuant to documentation reasonably acceptable to the Administrative Agent.

“Q Interactive Transfer Date” shall mean the last date on which the Q Interactive Operations Transfer shall have been consummated.

“Surplus ECF” shall mean, as of the last day of any fiscal quarter (commencing with the full fiscal quarter ending June 30, 2017) an amount equal to eighty percent (80%) of the excess (if any) of Actual Combined ECF for the period from April 1, 2017 to such day over Projected Fluent Cumulative ECF for such period, less any amounts previously distributed or invested pursuant to Section 8.4(g) or 8.5(o).

“Third Amendment” shall mean that certain Amendment No. 3 to Credit Agreement, dated as of January 19, 2017, by and among Parent, the Borrower, the other Borrower Parties, the Administrative Agent, the Existing Lenders and the New Lenders, in each case as defined therein.

“Third Amendment Effective Date” shall have the meaning specified in the Third Amendment.

(b)Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the following defined terms in their entirety as follows:

“Fee Letter” shall mean that certain amended and restated fee letter, dated as of the Third Amendment Effective Date, executed by the Administrative Agent and the Borrower.

“Fluent Group Member” shall mean the Borrower and those Subsidiary Guarantors that are Subsidiaries of the Borrower and, from and after the Third Amendment Effective Date, Q Interactive and those Subsidiary Guarantors that are Subsidiaries of Q Interactive.

“Incremental Term Loan” shall mean the Original Incremental Term Loan and the Additional Incremental Term Loan.

“Incremental Term Loan Commitment” shall mean the Original Incremental Term Loan Commitment and the Additional Incremental Term Loan Commitment.

“Make Whole Amount” shall mean, at any date of prepayment or refinancing, a prepayment premium, payable in cash, equal to the sum of the amount which causes the applicable Lenders’ return on the principal amount of the Loan prepaid or refinanced at such time to equal the net present value of the amount of interest that would otherwise have been payable in respect of such principal amount if such amount had remained outstanding during the Make Whole Period or the Original Incremental MW Period, as applicable, which shall be calculated by the Administrative Agent in its reasonable discretion.  A certificate of the Administrative Agent delivered to Borrower showing the computation of the Make Whole Amount in reasonable detail shall be conclusive absent manifest error.

(c)The definition of “EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding anything herein to the contrary, for purposes of calculating any of the financial covenants set forth in Sections 8.9 and 8.10, commencing with the fiscal quarter ending on March 31, 2017, EBITDA for Borrower and its Subsidiaries for any 12-month period of computation shall include the EBITDA of Q Interactive and its Subsidiaries for such entire 12-month period of computation, regardless of whether or not Q Interactive or any of its Subsidiaries was a Subsidiary of Borrower at any time during such period of computation.”

(d)Section 1.1 of the Credit Agreement is hereby further amended such that, from and after January 1, 2017 each reference to “Borrower and its Subsidiaries” in the definitions of each of “Excess Cash Flow”, “Fixed Charge Coverage Ratio” and “Fixed Charges” shall be deemed to refer to, collectively, (i) the Borrower and its Subsidiaries and (ii) Q Interactive and its Subsidiaries.

(e)Section 1.1 of the Credit Agreement is hereby further amended by amending and restating clause (a) of the definition of “Net Income” to read in its entirety as follows:

“(a)any extraordinary gains or losses and any associated tax consequences in accordance with GAAP; provided that notwithstanding anything herein to the contrary, for the avoidance of doubt, any payments made with respect to those matters referenced in a letter from the Borrower to the Lender Group dated as of January 17, 2017 and delivered pursuant to Section 7.6(a) of this Agreement, and any expenses related thereto, shall not be excluded from the calculation of Net Income,”.

(f)Section 2.1(b) of the Credit Agreement is hereby amended and restated to read in its entirety follows:

“(b)Original Incremental Term Loan.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower Parties contained herein, each Lender agrees, severally and not jointly with the other Lenders, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower on the Original Incremental Closing Date an amount equal to such Lender’s ratable share of the Original Incremental Term Loan Commitment (based upon such Lender’s Original Incremental Commitment Ratio), at which time the Original Incremental Term Loan Commitment shall immediately, without notice or further action by any party, irrevocably terminate.  All Original Incremental Term Loans borrowed under this Section 2.1(b) shall be Term Loans for all purposes of this Agreement and, except as expressly specified in Section 2.4(a), shall have the same terms as all other Term Loans under this Agreement.  Amounts borrowed under this Section 2.1(b) that are repaid or prepaid may not be reborrowed.”

(g)Sections 2.1(c), 2.2(c) and 4.3 of the Credit Agreement are hereby amended to replace each reference therein to the “Incremental Term Loan” or “Incremental Term Loan Commitment” with a reference to the “Additional Incremental Term Loan” or “Additional Incremental Term Loan Commitment”, as applicable.

(h)Section 2.2(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(b)Borrowing and Disbursement of the Original Incremental Term Loan.  To request the borrowing of the Original Incremental Term Loan, the Borrower shall provide irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing, which Notice of Borrowing must be received by the Administrative Agent prior to 2:00 p.m. (New York time) on the date which is ten (10) Business Days prior to the Original Incremental Closing Date and deliver to the Administrative Agent a written Direction Letter. On the Original Incremental Closing Date, the Administrative Agent shall, subject to the satisfaction (or waiver by the Administrative Agent) of the conditions set forth in Section 4.2, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by wire transfer pursuant to and in accordance with the Direction Letter.”

(i)Section 2.4(a) of the Credit Agreement is hereby amended:

(i)	by amending and restating the first sentence of Section 2.4(a)(i) as follows:

“(i)  If (x) the Borrower repays the Term Loan (other than the Original Incremental Term Loan) in any amount and for any reason (including, without limitation, (1) voluntary prepayments pursuant to Section 2.5, (2) foreclosure and sale of, or collection of, the Collateral, (3) sale of the Collateral in any Insolvency Proceeding or (4) the restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding), other than pursuant to a mandatory prepayment required by Section 2.6(c)(v) or a Scheduled Amortization Payment, or (y) the maturity of the Term Loan (other than the Original Incremental Term Loan) shall be accelerated, then there shall become due and payable a prepayment premium calculated as follows:”

(ii)	by renumbering the existing subsection (ii) as subsection (iv); and
(iii)	by inserting the following as a new subsection (ii):

“(ii) If (x) the Borrower repays the Original Incremental Term Loan in any amount and for any reason (including, without limitation, (1) voluntary prepayments pursuant to Section 2.5, (2) foreclosure and sale of, or collection of, the Collateral, (3) sale of the Collateral in any Insolvency Proceeding or (4) the restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding), other than (I) pursuant to a mandatory prepayment required by Section 2.6(c)(v) or a Scheduled Amortization Payment or (II) pursuant to a Change In Control Refinancing, or (y) the maturity of the Term Loan shall be accelerated, then there shall become due and payable a prepayment premium calculated as follows:

(A)if any such repayment or acceleration occurs after the Original Incremental Closing Date but on or prior to the twenty-four (24) month anniversary of the Original Incremental Closing Date (the “Original Incremental MW Period”), the Borrower shall pay the Administrative Agent, for the account of the Lenders in accordance with their respective Commitment Ratios, a prepayment premium, payable in cash, in an amount equal to the Make Whole Amount plus three percent

(3.00%) of the principal amount of the Original Incremental Term Loan repaid or accelerated at such time;

(B)if any such repayment or acceleration occurs after the twenty-four (24) month anniversary of the Original Incremental Closing Date but on or prior to the thirty-six (36) month anniversary of the Original Incremental Closing Date, the Borrower shall pay the Administrative Agent, for the account of the Lenders in accordance with their respective Commitment Ratios, a prepayment premium, payable in cash, equal to two percent (2.00%) of the principal amount of the Original Incremental Term Loan repaid or accelerated at such time; and

(C)if any such repayment or acceleration occurs after the thirty-six (36) month anniversary of the Original Incremental Closing Date but on or prior to the Maturity  Date, the Borrower shall pay the Administrative Agent, for the account of the Lenders in accordance with their respective Commitment Ratios, a prepayment premium, payable in cash, equal to one percent (1.00%) of the principal amount of the Original Incremental Term Loan repaid or accelerated at such time.”

(iv)	by inserting the following as a new subsection (iii):

“(ii) If a Change In Control Refinancing occurs, then there shall become due and payable a prepayment premium, in respect of the Original Incremental Term Loans only, calculated as follows:

(A) if such Change In Control Refinancing occurs prior to the expiration of the Original Incremental MW Period, the Borrower shall pay the Administrative Agent, for the account of the Lenders pro rata in accordance with their respective Original Incremental Term Loan Commitment Ratios, a prepayment premium, payable in cash, in an amount equal to five percent (5.00%) of the principal amount of the Original Incremental Term Loan repaid or accelerated at such time;

(B)  if such Change In Control Refinancing occurs after the twenty-four (24) month anniversary of the Original Incremental Closing Date but on or prior to the thirty-six (36) month anniversary of the Original Incremental Closing Date, the Borrower shall pay the Administrative Agent, for the account of the Lenders in accordance with their respective Additional Incremental Term Loan Commitment Ratios, a prepayment premium, payable in cash, equal to three percent (3.00%) of the principal amount of the Original Incremental Term Loan repaid or accelerated at such time; and

(C)  if such Change In Control Refinancing occurs after the thirty-six (36) month anniversary of the Original Incremental Closing Date but on or prior to the Maturity Date, the Borrower shall pay the Administrative Agent, for the account of the Lenders in accordance with their respective Original Incremental Term Loan Commitment Ratios, a prepayment premium, payable in cash, equal to one percent (1.00%) of the principal amount of the Original Incremental Term Loan repaid or accelerated at such time.

(j)Section 2.4(c) is hereby amended and restated to read in its entirety as follows:

“(c)Third Amendment Fee.  On the earlier of (i) the Original Incremental Closing Date and (ii) February 15, 2017, the Borrower Parties shall pay to the Administrative Agent, on behalf of each Existing Lender (as defined in the Third Amendment) that delivered an executed signature page to the Third Amendment, a non-refundable amendment fee in an amount equal to 0.375% of the unpaid principal balance of the Term Loans held by each such Existing Lender as of the Third Amendment Effective Date.”

(k)Section 2.6(b) of the Credit Agreement is hereby amended by amending and restating the third sentence thereof to read in its entirety as follows:

“Additionally, commencing March 31, 2017, on the last Business Day of each quarter thereafter, the outstanding principal balance of the Term Loan shall be repaid in an amount equal to $687,500 (as such amount may be increased following the Original Incremental Closing Date to reflect the funding after such date of any Additional Incremental Term Loan as agreed between Administrative Agent and Borrower) (each such payment, a “Scheduled Amortization Payment”).”

(l)Section 2.14(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Each Advance with respect to the Term Loan from the Lenders under this Agreement shall be made pro rata on the basis of their respective (a) Commitment Ratios, for Advances made pursuant to Section 2.1(a), (b) Original Incremental Commitment Ratios, for Advances made pursuant to Section 2.1(b) and (c) Additional Incremental Commitment Ratios, for Advances made pursuant to Section 2.1(c).”

(m)The first sentence of Section 2.14(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Each payment and prepayment of the principal of the Term Loan and each payment of interest on the Term Loan received from the Borrower shall be made by the Administrative Agent to the Lenders pro rata on the basis of their applicable Commitment Ratio immediately prior to such payment or prepayment.”

(n)Section 4.2 is hereby amended and restated to read in its entirety as follows:

“Section 4.2Conditions Precedent to Original Incremental Term Loan Commitments.  The obligations of the Lenders to make the Original Incremental Term Loan on the Original Incremental Closing Date are subject to the fulfillment (or waiver by the Administrative Agent) on or prior to February 15, 2017 of each of the following conditions.

(a)The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i)The duly executed Third Amendment;

(ii)The Direction Letter duly executed by the Borrower;

(iii)The legal opinion of Akerman, LLP, counsel to the Borrower Parties, addressed to the Lender Group;

(iv)With respect to each Borrower Party, a loan certificate signed by the secretary or assistant secretary of such Person (or, in the case of a Person that is a partnership, the general partner of such Person or, in the case of a

Person that is a limited liability company, the members or manager, as appropriate, of such Person), in form and substance satisfactory to the Administrative Agent, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with appropriate attachments which shall include the following: (A) a true, complete and correct copy of the resolutions of such Person (or its general partner, members or manager, as applicable) authorizing the execution, delivery and performance by such Person of the Loan Documents and, with respect to Borrower, authorizing the borrowings hereunder, and (B) certificates of good standing from such Person’s jurisdiction of formation, dated within 3 days of the Original Incremental Closing Date;

(v)Lien search results with respect to the Borrower Parties from all appropriate jurisdictions and filing offices;

(vi)Payment of all fees and expenses payable to the Lender Group and the Affiliates of the members of the Lender Group in connection with the Loan Documents, including, to the Administrative Agent, on behalf of the New Lenders, the Original Incremental Closing Fee (as defined in the Fee Letter);

(vii)A solvency certificate executed by the chief financial officer of each of the Borrower Parties regarding the solvency and financial condition of each Borrower Party, after giving effect to the transactions contemplated herein including the making of the Original Incremental Term Loan on the Original Incremental Closing Date;

(viii)A closing certificate executed by an Authorized Signatory of the Borrower, certifying as to the satisfaction of the closing conditions contained herein;

(ix)A duly executed Term Loan Note to the order of each Lender requesting a promissory note in the amount of such Lender’s Original Incremental Commitment Ratio of the Original Incremental Term Loan Commitment;

(x)Certificates of insurance and additional insured and loss payable endorsements, as applicable, with respect to the Borrower Parties and copies of all insurance policies of the Borrower Parties, in each case, meeting the requirements of Section 6.5;

(xi)All such other certificates, agreements, reports, statements, opinions of counsel or other documents as the Administrative Agent may reasonably request, certified, as applicable and if so requested, by an appropriate governmental official or an Authorized Signatory.

(b)The Lender Group shall have received evidence satisfactory to it that no change in the business, assets, management, operations, financial condition or prospects of the Borrower Parties and their Subsidiaries or the laws regulating the business of the Borrower Parties shall have occurred since December 31, 2015, which change has had or could reasonably be expected to have a Materially Adverse Effect (but excluding any such change that results directly from (x) the discontinuance of the operations of Parent and its Subsidiaries in China prior to the Agreement Date or (y) those matters referenced in a letter from the Borrower to the Lender Group dated as of January 17, 2017 and delivered pursuant to Section 7.6(a) of this Agreement), and the Lender Group shall have received a certificate of an Authorized Signatory of the Borrower so stating.

(c)The Lender Group shall have received evidence satisfactory to them that all material Necessary Authorizations are in full force and effect and are not subject to any pending or threatened reversal or cancellation and that no Default exists, after giving effect to the making of the Original Incremental Term Loan hereunder, and the Lender Group shall have received a certificate of an Authorized Signatory of the Borrower so stating.

(d)The Lender Group shall have completed such other legal due diligence with respect to applicable bank regulatory, “know your customer,” and anti-money laundering matters including, for the avoidance of doubt, with respect to the USA Patriot Act and Sanctions, in each case, with respect to the Borrower Parties and the results thereof shall be acceptable to each member of the Lender Group, in its sole discretion.

(e)All of the representations and warranties of the Borrower Parties under this Agreement and the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein, as applicable) both before and after giving effect to the application of the proceeds of the Original Incremental Term Loan on the Original Incremental Closing Date.

(f)There shall not exist, on the date of the Advance of the Original Incremental Term Loan and after giving effect thereto, a Default or Event of Default.

(g)The Borrower Parties shall have disclosed to the Lender Group the substance of all material events and other circumstances relating to any defaults known to Borrower Parties as to any Material Contract in existence as of the Original Incremental Closing Date.

(h)The EBITDA of the Borrower and its Subsidiaries (excluding, for the avoidance of doubt, the EBITDA of Q Interactive and its Subsidiaries) for the twelve-month period ended as of December 31, 2016 (as reflected in the financial statements delivered to the Administrative Agent pursuant to Section 4.2(j) of this Agreement) is at least $21,000,000 for such period.

(i)The Borrower Parties, and any Subsidiary of a Borrower Party, shall continue to engage in business of the industry and type as generally conducted by it as of the Agreement Date, and shall be in compliance with the covenant set forth in Section 8.13 of this Agreement.

(j)The Administrative Agent shall have received the Monthly Report for the fiscal month ending December 31, 2016;

(k)The Borrower Parties shall have paid the amount owing to the Administrative Agent pursuant to Section 2.4(c) of this Agreement.

(o)Section 5.1(l) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

"(l)  No Adverse Change.  Since December 31, 2015, there has occurred no event or change (but excluding any event or change that results directly from (x) the discontinuance of the operations of Parent and its Subsidiaries in China prior to the Agreement Date, or (y) those matters referenced in a letter from the Borrower to the Lender Group dated as of January 17, 2017 and delivered pursuant to Section 7.6(a) of this Agreement) which has had or could reasonably be expected to have a Materially Adverse Effect."

(p)A new Section 6.26 is hereby added to the Credit Agreement to read in its entirety as follows:

“Section 6.26 Q Interactive Operations Transfer. The Borrower Parties shall cause the Q Interactive Operations Transfer to be consummated on or prior to March 31, 2017.”

(q)Section 7.3(a) of the Credit Agreement is hereby amended by inserting the phrase “and Surplus ECF” immediately following the words “Excess Cash Flow”.

(r)Section 7.5 of the Credit Agreement is hereby amended by adding immediately following clause (j) a new clause (k) and a new clause (l), which shall read in their entirety as follows:

“(k)Within three (3) Business Days after (x) any distribution made in accordance with Section 8.4(g) or (y) any Investment made in accordance with Section 8.5(o), (i) a report disclosing and describing, in such detail as may be reasonably acceptable to the Administrative Agent, such distribution or Investment, as applicable, and (ii) a certificate executed by an Authorized Signatory of Borrower certifying that, as of the date of such distribution or Investment, (x) no Default or Event of Default existed and (y) the amount of such distribution or Investment did not exceed Surplus ECF.

(l)Concurrently with the Compliance Certificate delivered pursuant to Section 7.3(a), a report disclosing any distribution of Surplus ECF pursuant to Section 8.4(g) or any investment of Surplus ECF pursuant to Section 8.5(o).”

(s)Section 7.5(c) of the Credit Agreement is hereby amended by inserting the words “Prior to the end of each fiscal year (but with respect to (x) fiscal year 2016, no later than January 30, 2016 and (y) fiscal year 2017, no later than February 15, 2017),” in place of the words “No later than January 30, 2016 for fiscal year 2016 and prior to the end of each fiscal year thereafter,” immediately before clause (i) of such Section.

(t)Section 8.4 of the Credit Agreement is hereby amended by:

(i)	Deleting the word “and” preceding clause (f); and
(ii)	Adding the following clauses (g) and (h) after the words “date hereof” in clause (f):

“(g) no more than once per fiscal quarter, Borrower may distribute Surplus ECF to Parent, to the extent not otherwise applied, provided that no such distribution may be made in any fiscal quarter during which an Investment was made in accordance with Section 8.5(o), and (h) Borrower may distribute to Parent the proceeds of the Original Incremental Term Loan, to the extent not otherwise applied.”

(u)Section 8.5 of the Credit Agreement is hereby amended by:

(i)	Replacing the word “and” preceding clause (m) with a comma; and
(ii)	Adding the following clauses (n), (o) and (p) after the words “First Amendment” in clause (m):

“, (n) the Borrower Parties may consummate the Q Interactive Operations Transfer, (o) no more than once per fiscal quarter, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may make Investments in Parent or any of its Subsidiaries with any

Surplus ECF, to the extent not otherwise applied, provided that no such Investment may be made in any fiscal quarter during which a distribution was made in accordance with Section 8.4(g), and (p) the Borrower may make Investments in Parent or any of its Subsidiaries with the proceeds of the Original Incremental Term Loan, to the extent not otherwise applied.”

(v)Section 8.6 of the Credit Agreement is hereby amended by:

(i)	Replacing the word “or” immediately preceding clause (y) thereof with a comma;
(ii)	Adding the word “or” immediately after clause (y); and
(iii)	Inserting a new clause (z) immediately following the “or” following clause (y) to read in its entirety as follows:

“(z)the Q Interactive Operations Transfer”.

(w)Section 8.7(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up its business, except (i) pursuant to the Q Interactive Operations Transfer and (ii) any Subsidiary may liquidate or dissolve into another Subsidiary or the Borrower so long as, if a Fluent Group Member is involved in such transaction, a Fluent Group Member survives such transaction, if a Borrower Party is involved in such transaction, a Borrower Party survives such transaction, if the Borrower is involved in such transaction, the Borrower survives such transaction, and if Parent is involved in such transaction, Parent survives such transaction;”

(x)Section 8.7(b) of the Credit Agreement is hereby amended by:

(i)	Replacing the word “or” immediately preceding clause (vii) thereof with a comma;
(ii)	Replacing the period at the end of clause (vii) with “, or”; and
(iii)	Inserting a new clause (viii) to read in its entirety as follows:

“the Q Interactive Operations Transfer.”

(y)Section 8.7(d) of the Credit Agreement is hereby amended by amending and restating clause (A) therein as follows:

“(A)a Fluent Group Member is involved in such transaction, a Fluent Group Member shall be the continuing or surviving entity”

(z)Section 8.8(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a) The Borrower Parties shall not permit EBITDA of the Borrower, Q Interactive and their respective Subsidiaries to be less than the amount specified below as of the last day of each fiscal quarter specified below for the immediately preceding twelve (12) month period then ended.  Notwithstanding anything contained herein to the contrary, following the consummation of any Permitted Acquisition, the minimum EBITDA levels required pursuant to this Section 8.8(a) shall be calculated on a Pro Forma Basis.

Quarter Ending	Minimum EBITDA
December 31, 2015	$19,742,972
March 31, 2016	$21,574,247
June 30, 2016	$22,007,156
September 30, 2016	$21,000,000
December 31, 2016	$19,700,000
March 31, 2017	$24,100,000
June 30, 2017	$24,400,000
September 30, 2017	$26,100,000
December 31, 2017	$28,600,000
March 31, 2018	$31,100,000
June 30, 2018	$33,700,000
September 30, 2018	$36,900,000
December 31, 2018 and each fiscal quarter thereafter	$40,800,000

(aa)Section 8.9 of the Credit Agreement is hereby amended by replacing the chart therein with the following:

Quarter Ending	Total Leverage Ratio
December 31, 2015	3.81 to 1.00
March 31, 2016	3.46 to 1.00
June 30, 2016	3.36 to 1.00
September 30, 2016	2.27 to 1.00
December 31, 2016	2.20 to 1:00
March 31, 2017	2.39 to 1:00
June 30, 2017	2.33 to 1:00
September 30, 2017	2.16 to 1:00
December 31, 2017	1.95 to 1:00
March 31, 2018	1.77 to 1:00
June 30, 2018	1.62 to 1:00
September 30, 2018	1.46 to 1:00
December 31, 2018 and each fiscal quarter thereafter	1.30 to 1:00

(bb)Section 8.10 of the Credit Agreement is hereby amended by replacing the chart therein with the following:

Quarter Ending	Fixed Charge Coverage Ratio
March 31, 2016	1.57 to 1.00
June 30, 2016	1.60 to 1.00
September 30, 2016	1.67 to 1.00
December 31, 2016	1.74 to 1.00
March 31, 2017	2.84 to 1.00
June 30, 2017	2.92 to 1.00
September 30, 2017	2.80 to 1.00
December 31, 2017	2.92 to 1.00
March 31, 2018	3.16 to 1.00

June 30, 2018	3.46 to 1.00
September 30, 2018	3.83 to 1.00
December 31, 2018 and thereafter	4.42 to 1.00

(cc)Section 8.22 of the Credit Agreement is hereby amended by:

(i)	Inserting “8.4(g)” immediately following “8.4(f),”;
(ii)	Deleting the word “and” immediately preceding clause (iv) thereof;
(iii)	Replacing the period at the end of clause (iv) with “, and”; and
(iv)	Inserting a new clause (v) to read in its entirety as follows:

“consisting of proceeds of the Original Incremental Term Loan.”

(dd)Section 9.1(c) of the Credit Agreement is hereby amended by inserting “6.26” immediately following “6.25” therein.

(ee)Section 9.1(o) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(o)The EBITDA of the Borrower and its Subsidiaries (excluding, for the avoidance of doubt, the EBITDA of Q Interactive and its Subsidiaries) for the twelve-month period ended as of December 31, 2016 (as reflected in audited financial statements delivered to the Administrative Agent pursuant to Section 7.2 with respect to such fiscal year) shall be less than $21,000,000 for such period; or”

(ff)Section 13.10 of the Credit Agreement is hereby amended by inserting the phrase “or Original Incremental Commitment Ratios” immediately following the words “Commitment Ratios” in the first sentence thereof.

(gg)A new Schedule 1.1(b) is hereby added to the Credit Agreement in the form of Annex A attached hereto.

(hh)A new Schedule 2.1(b) is hereby added to the Credit Agreement in the form of Annex B attached hereto.

(ii)Schedule 2.1(c) to the Credit Agreement is hereby replaced in its entirety with Annex C attached hereto.

SECTION 4.Representations and Warranties of Borrower Parties.  The Borrower Parties represent and warrant that:

(a)The Borrower Parties have the power and have taken all necessary action, corporate or otherwise, to authorize them to execute, deliver, and perform their respective obligations under this Amendment in accordance with the terms hereof and to consummate the transactions contemplated hereby.  This Amendment has been duly executed and delivered by the Borrower Parties, and is a legal, valid and binding obligation of the Borrower Parties, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(b)All of the representations and warranties of the Borrower Parties under this Agreement and the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein, as applicable), and there shall exist no Default or Event of Default, in each case after giving effect to this Amendment.

(c)The Subordinated Notes and the Subordination Agreement are in full force and effect as of the Third Amendment Effective Date.

(d)The execution, delivery, and performance of this Amendment in accordance with its terms and the consummation of the transactions contemplated hereby do not and will not (i) violate any Applicable Law in any material respect, (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or formation, by-laws, partnership agreement, operating agreement or other governing documents of any Borrower Party or under any Material Contract, or (iii) result in or require the creation or imposition of any Lien upon or with any assets or property of any Borrower Party except Permitted Liens.  Additionally, each Borrower Party and each Subsidiary of a Borrower Party is otherwise in compliance, in all material respects, with all Applicable Laws and with all of the provisions of its certificate of incorporation or formation, by-laws, partnership agreement, operating agreement or other governing documents.

SECTION 5.Conditions Precedent to Effectiveness of Amendment.  This Amendment shall be effective at the time that each of the conditions precedent set forth in this Section 5 has been met (the “Third Amendment Effective Date”):

(a)Amendment.  The Administrative Agent shall have received duly executed signature pages for this Amendment signed by the Borrower Parties, the Administrative Agent, the Existing Lenders and the New Lenders.

(b)Representations and Warranties.  The representations and warranties contained herein shall be true, correct and complete.

(c)No Default or Event of Default.  No Default or Event of Default would result after giving effect to this Amendment.

(d)Fee Letter.  The Administrative Agent shall have received duly executed signature pages for the amended and restated fee letter dated as of the Third Amendment Effective Date signed by the Borrower and the Administrative Agent.

(e)Amendment Fee.  The Borrower Parties shall have paid to the Administrative Agent, on behalf of each Existing Lender that delivered an executed signature page to this Amendment, a non-refundable amendment fee in an amount equal to 0.375% of the unpaid principal balance of the Term Loans held by each such Existing Lender as of the Third Amendment Effective Date.

(f)Closing Fee.  The Borrower Parties shall have paid to the Administrative Agent, on behalf of each New Lender that delivered an executed signature page to this Amendment, the Original Incremental Commitment Fee (as defined in the Fee Letter).

(g)Payment of Fees and Expenses.  The Borrower  Parties shall have paid all outstanding reasonable fees and expenses of the Administrative Agent’s professional advisors (including, without limitation, Latham & Watkins LLP).

SECTION 6.Reference to and Effect upon the Loan Documents.

(a)Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and the other Loan Documents, and all rights of the members of the Lender Group (including the New Lenders) and all of the Obligations, shall remain in full force and effect.  The Borrower Parties hereby confirm that the Credit Agreement and the other Loan Documents are in full force and effect and that no Borrower Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Credit Agreement or any other Loan Document.

(b)The execution, delivery and effectiveness of this Amendment and any waivers set forth herein shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Credit Agreement, this Amendment or any other Loan Document or (ii) except as expressly set forth herein, amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Loan Documents or any right, power or remedy of any member of the Lender Group (including the New Lenders).

(c)From and after the date hereof, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any Loan Document, shall mean the Credit Agreement, as amended hereby, and (ii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d)Neither Administrative Agent nor any other Existing Lender or New Lender has waived, is by this Amendment waiving or has any intention of waiving (regardless of any delay in exercising such rights and remedies) any Default or Event of Default which may be continuing on the date hereof or any Default or Event of Default which may occur after the date hereof, and neither Administrative Agent nor any other Existing Lender or New Lender has agreed to forbear with respect to any of its rights or remedies concerning any Defaults or Events of Default, which may have occurred or are continuing as of the date hereof, or which may occur after the date hereof.

(e)This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or any other Loan Document.

SECTION 7.General Release; Indemnity; Covenant Not To Sue.

(a)In consideration of, among other things, the Administrative Agent’s, Existing Lenders’ and New Lenders’ execution and delivery of this Amendment, the Borrower Parties, on behalf of themselves and their respective agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever waive, release and discharge, to the fullest extent permitted by law, each Releasee (as hereinafter defined) from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever (collectively, the “Claims”) that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against any or all members of the Lender Group (including the New Lenders), any of the foregoing parties in any other capacity and each of their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the “Releasees”), in each case based in whole or in part on facts, whether or not now known, existing on or before the date hereof, in each case that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith, (ii) any aspect of the dealings or relationships between or among the Borrower and the other Borrower Parties, on the one hand, and any or all members of the Lender Group (including the New Lenders), on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, or (iii) any aspect of the dealings or relationships between or among any or all of the equity holders of the Borrower Parties, on the one hand, and the members of the Lender Group (including the New Lenders), on the other hand, but only to the extent such dealings or relationships relate to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof.  The receipt by the Borrower or any other Borrower Party of any Loans or other advances made by any member of the Lender Group (including the New Lenders) after the date hereof shall constitute a ratification, adoption and confirmation by such party of the foregoing general release of all Claims against the Releasees which are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt by the Borrower or any other Borrower Party of any such Loans or other advances.

(b)The Borrower hereby agrees that it shall be obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Credit Agreement, the other Loan Documents, this Amendment or any other document executed and/or delivered in connection herewith or therewith; provided, that the Borrower shall have no obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as determined by a court of competent jurisdiction by a final and nonappealable judgment.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

(c)In entering into this Amendment, the Borrower Parties have consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees made on or before the date hereof and hereby agree and acknowledge that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.

(d)The Borrower Parties hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged pursuant to Section 7(a) hereof.  If any Releasor violates the foregoing covenant, the Borrower agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and out-of-pocket expenses incurred by any Releasee as a result of such violation.

(e)The provisions of this Section 7 shall survive the termination of this Amendment, the Credit Agreement, the other Loan Documents and payment in full of the Obligations.

SECTION 8.Construction.  This Amendment and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto.  Neither the provisions of this Amendment or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Amendment or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Amendment and all other agreements and documents executed in connection herewith, and that such party knows the contents thereof and signs the same freely and voluntarily.  The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Amendment and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.  If any matter is left to the decision, right, requirement, request, determination, judgment, opinion, approval, consent, waiver, satisfaction, acceptance, agreement, option or discretion of any member of the Lender Group (including the New Lenders) or its employees, counsel or agents in the Credit Agreement or any other Loan Documents, unless otherwise expressly set forth in the Credit Agreement or such Loan Document, such action shall be deemed to be exercisable by such member of the Lender Group (including the New Lenders) or such other Person in its sole and absolute discretion and according to standards established in its sole and absolute discretion.  Without limiting the generality of the foregoing, “option” and “discretion” shall be implied by the use of the words “if” and “may.”

SECTION 9.Costs and Expenses.  As provided in the Credit Agreement, the Borrower Parties agree to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Amendment, to the extent not already paid pursuant to Section 5(g) hereof.

SECTION 10.GOVERNING LAW.  All matters arising out of, in connection with or relating to this Amendment, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof or thereof and any determinations with respect to post-judgment interest), shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 11.Consent to Jurisdiction.  FOR PURPOSES OF ANY LEGAL ACTION OR PROCEEDING BROUGHT BY ANY MEMBER OF THE LENDER GROUP (INCLUDING THE NEW LENDERS) WITH RESPECT TO THIS AMENDMENT, EACH BORROWER PARTY HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW  YORK AND HEREBY IRREVOCABLY DESIGNATES AND APPOINTS, AS ITS AUTHORIZED AGENT FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK, THE BORROWER, OR SUCH OTHER PERSON AS SUCH BORROWER PARTY SHALL DESIGNATE HEREAFTER BY WRITTEN NOTICE GIVEN TO THE ADMINISTRATIVE AGENT.  THE CONSENT TO JURISDICTION HEREIN SHALL BE EXCLUSIVE; PROVIDED THAT THE LENDER GROUP (INCLUDING THE NEW LENDERS), OR ANY OF THEM, RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY BORROWER PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.  THE LENDER GROUP (INCLUDING THE NEW LENDERS) SHALL FOR ALL PURPOSES AUTOMATICALLY, AND WITHOUT ANY ACT ON THEIR PART, BE ENTITLED TO TREAT SUCH DESIGNEE OF EACH BORROWER PARTY AS THE AUTHORIZED AGENT TO RECEIVE FOR AND ON BEHALF OF SUCH BORROWER PARTY SERVICE OF WRITS, OR SUMMONS OR OTHER LEGAL PROCESS IN THE STATE OF NEW YORK, WHICH SERVICE SHALL BE DEEMED EFFECTIVE PERSONAL SERVICE ON SUCH BORROWER PARTY SERVED WHEN DELIVERED, WHETHER OR NOT SUCH AGENT GIVES NOTICE TO SUCH BORROWER PARTY; AND DELIVERY OF SUCH SERVICE TO ITS AUTHORIZED AGENT SHALL BE DEEMED TO BE MADE WHEN PERSONALLY DELIVERED OR THREE (3) BUSINESS DAYS AFTER MAILING BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH AUTHORIZED AGENT.  EACH BORROWER PARTY FURTHER IRREVOCABLY

CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL TO SUCH BORROWER PARTY AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE THREE (3) BUSINESS DAYS AFTER SUCH MAILING.  IN THE EVENT THAT, FOR ANY REASON, SUCH AGENT OR ITS SUCCESSORS SHALL NO LONGER SERVE AS AGENT OF EACH BORROWER PARTY TO RECEIVE SERVICE OF PROCESS IN THE STATE OF NEW YORK, EACH BORROWER PARTY SHALL SERVE AND ADVISE THE ADMINISTRATIVE AGENT THEREOF SO THAT AT ALL TIMES EACH BORROWER PARTY WILL MAINTAIN AN AGENT TO RECEIVE SERVICE OF PROCESS IN THE STATE OF NEW YORK ON BEHALF OF SUCH BORROWER PARTY WITH RESPECT TO THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS.  IN THE EVENT THAT, FOR ANY REASON, SERVICE OF LEGAL PROCESS CANNOT BE MADE IN THE MANNER DESCRIBED ABOVE, SUCH SERVICE MAY BE MADE IN SUCH MANNER AS PERMITTED BY LAW.

SECTION 12.Consent to Venue.  EACH BORROWER PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT WOULD MAKE NOW OR HEREAFTER FOR THE LAYING OF VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT BROUGHT IN THE FEDERAL COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 13.Waiver of Jury Trial.  EACH BORROWER PARTY, THE ADMINISTRATIVE AGENT AND EACH EXISTING LENDER AND NEW LENDER PARTY HERETO, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVES, AND OTHERWISE AGREES NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE IN WHICH ANY BORROWER PARTY, ANY MEMBER OF THE LENDER GROUP (INCLUDING THE NEW LENDERS) OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AMENDMENT AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS AMENDMENT.

SECTION 14.Severability.  Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 15.Headings.  Headings used in this Amendment are for convenience only and shall not affect the interpretation of any provision hereof.

SECTION 16.Loan Document.  This Amendment shall constitute a Loan Document.  For the avoidance of doubt, any breach of the covenants contained in this Amendment shall be an Event of Default under the Credit Agreement.

SECTION 17.Reaffirmation.  Each Borrower Party, as debtor, grantor, mortgagor, pledgor, guarantor, assignor, or in other similar capacities in which such Borrower Party grants liens or security interests in its properties or otherwise acts as accommodation party, guarantor or indemnitor, as the case may be, in any case under the Loan Documents, hereby (i) acknowledges, ratifies and confirms that all Obligations constitute valid and existing “Obligations” under the Credit Agreement (as amended by this Amendment), and (ii) ratifies and confirms that (x) any and all Loan Documents to which it is a party and (y) its respective guarantees, pledges, grants of security interests and other similar rights or obligations, as applicable, under each of the Loan Documents to which it is party, remain in full force and effect notwithstanding the effectiveness of this Amendment to secure all of the Obligations arising under or pursuant to and as defined in the Credit Agreement as amended by this Amendment.  Without limiting the generality of the foregoing, each Credit Party further agrees (A) that any reference to “Obligations” contained in any Loan Documents shall include, without limitation, the “Obligations” as such term is defined in the Credit Agreement (as amended by this Amendment) and (B) that the related guarantees and grants of security contained in such Loan Documents shall include and extend to such Obligations.

SECTION 18.Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement.  In proving this Amendment or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.  Any signatures hereto delivered by Electronic Transmission shall be deemed an original signature hereto.

SECTION 19.Assignments; No Third Party Beneficiaries.  This Amendment shall be binding upon and inure to the benefit of the Borrower, the other Borrower Parties, each member of the Lender Group (including the New Lenders) and their respective successors and assigns; provided, that the Borrower shall be entitled to delegate any of its duties hereunder or assign any of its rights or remedies set forth in this Amendment without the prior written consent of Administrative Agent in its sole discretion.  No Person other than the Borrower, the other Borrower Parties and the Lender Group (including the New Lenders) and, in the case of Section 7 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Amendment and all third-party beneficiary rights (other than the rights of the Releasees under Section 7 hereof) are hereby expressly disclaimed.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER PARTIES:

FLUENT, LLC,

as the Borrower

By:    /s/ Ryan Schulke

Name: Ryan Schulke

Title: Manager

COGINT, INC.,

as the Parent

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Chief Executive Officer

AMERICAN PRIZE CENTER LLC,

as a Subsidiary Guarantor

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Manager

DELIVER TECHNOLOGY LLC,

as a Subsidiary Guarantor

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Manager

FIND DREAM JOBS, LLC,

as a Subsidiary Guarantor

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Manager

[Signature Page to Amendment No. 3 to Credit Agreement]

FLUENT MEDIA LABS, LLC,

as a Subsidiary Guarantor

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Manager

REWARD ZONE USA LLC,

as a Subsidiary Guarantor

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Manager

REWARDSFLOW LLC,

as a Subsidiary Guarantor

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Manager

SAMPLES & SAVINGS, LLC,

as a Subsidiary Guarantor

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Manager

SEARCH WORKS MEDIA, LLC,

as a Subsidiary Guarantor

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Manager

SEA OF SAVINGS LLC,

as a Subsidiary Guarantor

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Manager

IDI HOLDINGS, LLC,

as a Subsidiary Guarantor

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Manager

INTERACTIVE DATA, LLC,

as a Subsidiary Guarantor

[Signature Page to Amendment No. 3 to Credit Agreement]

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Manager

Q INTERACTIVE, LLC,

as a Subsidiary Guarantor

By:  Cogint, Inc., its sole member

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Manager

CLICKGEN, LLC,

as a Subsidiary Guarantor

By:  Q Interactive, LLC, its sole member

By:  Cogint, Inc., its sole member

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Chief Executive Officer

[Signature Page to Amendment No. 3 to Credit Agreement]

NETCREATIONS, LLC,

as a Subsidiary Guarantor

By:  ClickGen, LLC, its sole member

By:  Q Interactive, LLC, its sole member

By:  Cogint, Inc., its sole member

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Chief Executive Officer

BXY VENTURES, LLC,

as a Subsidiary Guarantor

By:  NetCreations, LLC, its sole member

By:  ClickGen, LLC, its sole member

By:  Q Interactive, LLC, its sole member

By:  Cogint, Inc., its sole member

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Chief Executive Officer

COGINT TECHNOLOGIES, LLC,

as a Subsidiary Guarantor

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Manager

EASE WINS, LLC,

as a Subsidiary Guarantor

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Manager

[Signature Page to Amendment No. 3 to Credit Agreement]

MAIN SOURCE MEDIA, LLC,

as a Subsidiary Guarantor

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Manager

[Signature Page to Amendment No. 3 to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ADMINISTRATIVE AGENT:

WHITEHORSE FINANCE, INC.,

as Administrative Agent

By: /s/ Edward J. Giordano

Name: Edward J. Giordano

Its:     Duly Authorized Signatory

[Signature Page to Amendment No. 3 to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

EXISTING LENDERS:

WHITEHORSE FINANCE CREDIT I, LLC,

as a Lender

By:    Whitehorse Finance, Inc., its designated manager

By: /s/ Edward J. Giordano

Name: Edward J. Giordano

Its:     Duly Authorized Signatory

[Signature Page to Amendment No. 3 to Credit Agreement]

WHITEHORSE SMA FUNDING I, LLC,

as a Lender

By: /s/ Edward J. Giordano

Name: Edward J. Giordano

Its:     Duly Authorized Signatory

[Signature Page to Amendment No. 3 to Credit Agreement]

H.I.G.WHITEHORSE SMA ABF, L.P.,

as a Lender

By: /s/ Edward J. Giordano

Name: Edward J. Giordano

Its:     Duly Authorized Signatory

[Signature Page to Amendment No. 3 to Credit Agreement]

NEW LENDERS:

WHITEHORSE ONSHORE CREDIT OPPORTUNITIES I, LLC,

as a Lender

By: /s/ Edward J. Giordano

Name: Edward J. Giordano

Its:     Duly Authorized Signatory

[Signature Page to Amendment No. 3 to Credit Agreement]

H.I.G. WHITEHORSE TRINITY CREDIT, LLC,

as a Lender

By:  H.I.G.-GPII, Inc., its manager

By: /s/ Richard Siegel

Name: Richard Siegel

Its:   Authorized Signatory

[Signature Page to Amendment No. 3 to Credit Agreement]

Annex A

SCHEDULE 1.1(b)

Projected Fluent Cumulative ECF

Quarter Ending	Projected Fluent Cumulative ECF
June 30, 2017	$4,300,000
September 30, 2017	$8,200,000
December 31, 2017	$12,500,000
March 31, 2018	$16,900,000
June 30, 2018	$23,600,000
September 30, 2018	$30,500,000
December 31, 2018	$38,300,000

Schedule 1.1(b)

Annex B

SCHEDULE 2.1(b)

Original Incremental Term Loan Commitments

Lender	Original Incremental Term Loan Commitment	Original Incremental Commitment Ratio
Whitehorse Onshore Credit Opportunities I, LLC	$11,000,000	73.333333333%
H.I.G. Whitehorse Trinity Credit, LLC	$4,000,000	26.666666666%
Totals	$15,000,000	100%

Schedule 2.1(b)

Annex C

SCHEDULE 2.1(c)

Additional Incremental Term Loan Commitments

Lender	Additional Incremental Term Loan Commitment
WhiteHorse Finance Credit I, LLC	$15,555,556
Whitehorse Holdings II, LLC	$5,555,556
H.I.G. Whitehorse SMA ABF, Inc.	$3,888,888
Totals	$25,000,000

Schedule 2.1(c)